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                                 EXHIBIT 23(b)

                      CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in this Registration Statement (Form S-4) of our report, dated January 16, 1998, relating to the consolidated financial statements of Juniata Valley Financial Corp. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts" in the Joint Proxy Statement/Prospectus.


                                         /s/ BEARD & COMPANY, INC.

Reading, Pennsylvania
March 20, 1998


     We hereby consent to the use in this Registration Statement (Form S-4) of our report, dated March 10, 1998, relating to the financial statements of Lewistown Trust Company. We also consent to the reference to our firm under the caption "Experts" in the Joint Proxy Statement/Prospectus.


                                         /s/ BEARD & COMPANY, INC.

Harrisburg, Pennsylvania
March 20, 1998